Exhibit 99.1

PRESS RELEASE

INTERCONTINENTALEXCHANGE REPORTS 3Q13 ADJUSTED DILUTED EPS OF $1.97, +10% YTY; ADJUSTED
NET INCOME ATTRIBUTABLE TO ICE OF $145MM

Quarterly Revenues of $338MM, +5% yty in 3Q13
GAAP Diluted EPS of $1.92; GAAP Net Income Attributable to ICE of $141MM in 3Q13
ICE Board Declares 4Q13 Dividend of $75MM, Subject to Deal Completion

ATLANTA, November 5, 2013 – IntercontinentalExchange, Inc. (NYSE: ICE), a leading operator of global markets and clearing houses, today reported financial results for the third quarter of 2013. Consolidated revenues were $338 million, an increase of 5% from the third quarter of 2012. Consolidated net income attributable to ICE was $141 million, up 8% from the third quarter of 2012, and diluted earnings per share (EPS) increased 7% over the third quarter to $1.92 on a GAAP basis.

For the third quarter ended September 30, 2013, certain items were included in ICE's operating results that are not indicative of its core business performance, including transaction costs related to ICE's acquisition of NYSE Euronext. Excluding these items, third quarter 2013 adjusted net income attributable to ICE increased 10% over the prior third quarter to $145 million and adjusted diluted EPS rose 10% to $1.97. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income attributable to ICE and adjusted diluted EPS.

“ICE delivered another solid quarter with significant operational and strategic initiatives that provide for continued long-term growth. The pending completion of our acquisition of NYSE Euronext will expand our reach to serving customers in important asset classes including interest rates and equities,” said Jeffrey C. Sprecher, ICE Chairman and CEO. “We have a clear set of objectives for achieving synergies along with a range of opportunities across rapidly evolving global markets. We will maintain our focus on meeting our customers’ needs and on disciplined growth and industry-leading returns for shareholders.”

ICE SVP and CFO Scott A. Hill added: “Throughout 2013 we have demonstrated our ability to grow our business through responsive market solutions that serve our customers’ risk management needs. In October, we successfully completed a $1.4 billion offering of senior notes to help finance the NYSE Euronext acquisition. Together with our disciplined approach to capital allocation and investment, we will first focus on reducing our debt levels and instituting an annual dividend, while ensuring we maintain the flexibility to consider further investments and share repurchases over time.”

Third Quarter 2013 Results

Third quarter 2013 consolidated revenues increased 5% from the prior third quarter to $338 million with consolidated transaction and clearing revenues of $280 million.

Futures average daily volume (ADV) was 3.1 million contracts, down 1% compared to the third quarter of 2012. Revenues from ICE's credit default swap (CDS) trade execution, processing and clearing business were $38 million, up 15% from the third quarter of 2012, and included $22 million in CDS clearing revenues.

Consolidated market data revenues increased 12% to $40 million in the third quarter of 2013 compared to the prior third quarter. Consolidated other revenues were $18 million in the third quarter of 2013.

Consolidated operating expenses were up 5% from the prior third quarter to $136 million, and consolidated operating income rose 4% to $202 million. Operating margin was 60%, and the effective tax rate for the quarter was 25%.

First Nine Months of 2013 Results

Consolidated revenues in the first nine months of 2013 grew 2% to $1.1 billion. Futures ADV in the nine months of the year was 3.4 million contracts down 1% from the first nine months of 2012, with consolidated transaction and clearing revenues of $898 million, down 1% from the prior year's first nine months.

PRESS RELEASE

Consolidated market data revenues increased 11% to $121 million and consolidated operating margin was 59% for the first nine months of 2013.

Cash flows from operations were $562 million in the nine months of 2013, down 2% year-over-year. Capital expenditures during the first nine months of 2013 were $76 million and capitalized software development costs totaled $28 million.

Unrestricted cash and short term investments were $1.6 billion as of September 30, 2013, and outstanding debt was $791 million.

Guidance

●	ICE expects 2013 adjusted consolidated expenses to increase in the range of 1% to 2% compared to 2012 adjusted consolidated expenses, versus prior guidance of an increase in the range of 2% to 3%.
●	ICE’s diluted share count for the fourth quarter of 2013 is expected to be in the range of 73.2 million to 74.2 million weighted average shares outstanding.
●
The ICE Board of Directors declared a quarterly cash dividend of an aggregate $75 million for the fourth quarter of 2013, which is contingent on the closing of the NYSE Euronext acquisition, with a record date of December 16, 2013 and a payment date of December 31, 2013. The anticipated ex-dividend date will be December 12, 2013.

Earnings Conference Call Information

ICE will hold a conference call today, November 5, at 8:30 a.m. ET to review its third quarter 2013 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com under About ICE/Investors & Media. Participants may also listen via telephone by dialing (877) 674-6420 from the United States, or (708) 290-1370 from outside of the United States. Telephone participants should call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

Historical futures volume, rate per contract and open interest data can be found at: http://ir.theice.com/supplemental.cfm

Volume for the prior-year periods, has been adjusted to include OTC swap contracts that were transitioned to energy futures contracts on October 15, 2012.

ICE Conference Call - Strategy & Financial Update

Following the closure of the NYSE Euronext transaction, ICE will host a conference call to discuss the Company’s strategy and financials.

PRESS RELEASE

IntercontinentalExchange, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Transaction and clearing fees, net	$898,465	$908,057	$279,882	$279,177
Market data fees	121,246	109,504	40,213	35,947
Other	41,666	22,033	17,776	8,063
Total revenues	1,061,377	1,039,594	337,871	323,187

Operating expenses:
Compensation and benefits	192,396	194,596	59,550	61,820
Technology and communications	36,124	34,535	12,927	11,073
Professional services	22,979	25,741	7,392	7,813
Rent and occupancy	22,721	14,544	5,154	5,167
Acquisition-related transaction costs	32,387	9,994	6,073	2,285
Selling, general and administrative	28,229	28,580	10,238	8,114
Depreciation and amortization	99,625	96,955	34,391	32,864
Total operating expenses	434,461	404,945	135,725	129,136
Operating income	626,916	634,649	202,146	194,051

Other income (expense):
Interest and investment income	2,122	1,014	700	332
Interest expense	(29,751)	(29,112)	(9,902)	(9,445)
Other income (expense), net	1,258	(253)	(389)	(279)
Total other expense, net	(26,371)	(28,351)	(9,591)	(9,392)
Income before income taxes	600,545	606,298	192,555	184,659
Income tax expense	160,459	177,114	47,511	50,552
Net income	$440,086	$429,184	$145,044	$134,107
Net income attributable to non-controlling interest	(10,006)	(7,080)	(3,729)	(3,025)
Net income attributable to IntercontinentalExchange, Inc.	$430,080	$422,104	$141,315	$131,082
Earnings per share attributable to IntercontinentalExchange, Inc. common shareholders:
Basic	$5.91	$5.80	$1.94	$1.80
Diluted	$5.86	$5.76	$1.92	$1.79
Weighted average common shares outstanding:
Basic	72,787	72,729	72,867	72,789
Diluted	73,370	73,339	73,525	73,411

PRESS RELEASE

IntercontinentalExchange, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,537,266	$1,612,195
Short-term investments	36,524	—
Short-term restricted cash and investments	161,645	86,823
Customer accounts receivable	175,826	127,260
Margin deposits and guaranty funds	43,440,692	31,882,493
Prepaid expenses and other current assets	37,654	41,316
Total current assets	45,389,607	33,750,087
Property and equipment, net	201,673	143,392
Other noncurrent assets:
Goodwill	1,961,606	1,937,977
Other intangible assets, net	803,915	798,960
Long-term restricted cash	160,751	162,867
Long-term investments	329,962	391,345
Other noncurrent assets	37,396	30,214
Total other noncurrent assets	3,293,630	3,321,363
Total assets	$48,884,910	$37,214,842
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$94,530	$70,206
Accrued salaries and benefits	42,638	55,008
Current portion of licensing agreement	19,249	19,249
Current portion of long-term debt	448,824	163,000
Income taxes payable	61,294	29,284
Margin deposits and guaranty funds	43,440,692	31,882,493
Other current liabilities	38,582	26,457
Total current liabilities	44,145,809	32,245,697
Noncurrent liabilities:
Noncurrent deferred tax liability, net	192,398	216,141
Long-term debt	341,765	969,500
Noncurrent portion of licensing agreement	52,189	63,739
Other noncurrent liabilities	66,691	43,207
Total noncurrent liabilities	653,043	1,292,587
Total liabilities	44,798,852	33,538,284
Redeemable non-controlling interest	15,388	—
EQUITY
IntercontinentalExchange, Inc. shareholders’ equity:
Common stock	804	799
Treasury stock, at cost	(740,365)	(716,815)
Additional paid-in capital	1,960,130	1,903,312
Retained earnings	2,938,752	2,508,672
Accumulated other comprehensive loss	(117,452)	(52,591)
Total IntercontinentalExchange, Inc. shareholders’ equity	4,041,869	3,643,377
Non-controlling interest in consolidated subsidiaries	28,801	33,181
Total equity	4,070,670	3,676,558
Total liabilities and equity	$48,884,910	$37,214,842

PRESS RELEASE

Non-GAAP Financial Measures

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our U.S. generally accepted accounting principles, or GAAP, results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. We strongly recommend that investors review the GAAP financial measures included in this press release and in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted net income attributable to ICE for the nine and three months ended September 30, 2013 presented below is calculated by adding net income attributable to ICE, the adjustments described below, which are not reflective of our core business performance, and the related income tax effect. We are including all of the acquisition-related transaction costs incurred relating to our acquisition of NYSE Euronext as a non-GAAP adjustment given the size of the deal. We also include as non-GAAP adjustments the banker success fee relating to the ICE Endex acquisition and the duplicate rent expenses and lease termination costs in New York City, as we consolidated multiple existing locations into a combined location. The tax effects of these items are calculated by applying specific legal entity and jurisdictional marginal tax rates. The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders for the period presented below (in thousands, except per share amounts):

	Nine Months Ended September 30, 2013	Three Months Ended September 30, 2013
Net income attributable to ICE	$430,080	$141,315
Add: NYSE Euronext transaction costs and banker fee relating to ICE Endex acquisition	30,794	5,353

Add: Duplicate rent expenses and lease termination costs	7,262	—
Less: Income tax benefit effect related to the items above	(13,843)	(2,041)
Adjusted net income attributable to ICE	$454,293	$144,627
Earnings per share attributable to ICE common shareholders:
Basic	$5.91	$1.94
Diluted	$5.86	$1.92
Adjusted earnings per share attributable to ICE common shareholders:
Adjusted basic	$6.24	$1.98
Adjusted diluted	$6.19	$1.97
Weighted average common shares outstanding:
Basic	72,787	72,867
Diluted	73,370	73,525

About IntercontinentalExchange Group
IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated exchanges and clearing houses serving the risk management needs of global markets for agricultural, credit, currency, emissions, energy and equity index products. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, ICE, ICE and block design, ICE Futures Europe, ICE Clear Europe, ICE Clear Canada, ICE Clear US, ICE Clear Credit, ICE Futures U.S., and ICE OTC. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

PRESS RELEASE

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This press release may contain "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding IntercontinentalExchange's business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but are not limited to: our business environment and industry trends; conditions in global financial markets; domestic and international economic conditions; volatility in commodity prices and price volatility of financial contracts such as equity indexes and foreign exchange; our ability to complete the acquisition of NYSE Euronext and to do so in a timely manner, realize the anticipated benefits within the expected time frame, and efficiently integrate NYSE Euronext's operations; changes in laws and regulations; increasing competition and consolidation in our industry; our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire on a cost-effective basis; the success of our clearing houses and our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions; our ability to comply with regulatory requirements; the performance and reliability of our technology and third party service providers; technological developments, including ensuring that the technology we utilize is not vulnerable to security risks; the accuracy of our cost estimates and expectations; our belief that cash flows will be sufficient to service our debt and fund our working capital needs and capital expenditures for the foreseeable future; our ability to develop new products and services on a timely and cost-effective basis; leveraging our risk management capabilities; maintaining existing market participants and attracting new ones; protecting our intellectual property rights; not violating the intellectual property rights of others; potential adverse litigation results; our belief in our electronic platform and disaster recovery system technologies; and identification of trends and how they will impact our business. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's most recent Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 6, 2013, and the risk factors in the joint proxy statement/prospectus of IntercontinentalExchange Group, Inc., as filed with the SEC on April 30, 2013. These filings are also available in the Investors & Media section of our website. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ICE-CORP

Media Contacts:

Brookly McLaughlin, Communications Director
+1 312 836 6728
brookly.mclaughlin@theice.com

Claire Miller, Communications Director
+44 20 7065 7745
claire.miller@theice.com

Investor Contact:

Kelly Loeffler, VP Investor Relations & Corp. Communications
+1 770 857 4726
kelly.loeffler@theice.com